Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Aug. 2, 2017

MEDIA CONTACT:	INVESTOR CONTACT:
Keith Isbell	Brett Krieg
(918) 573-7308	(918) 573-4614

Williams Reports Second-Quarter 2017 Financial Results

•	2Q 2017 Net Income of $81 Million

•	2Q 2017 Adjusted EBITDA of $1.113 Billion, Up $48 Million

•	Williams Partners Has Placed 3 Transco Expansions (Dalton Expansion, Hillabee Phase 1 and Gulf Trace) Into Service So Far in 2017

•	On July 6, 2017, Williams Partners Completed Sale of Its Interests in Geismar Plant for $2.1 Billion in Cash; Entered into Long-Term Supply and Transportation Agreements with Plant Buyer

•	Geismar Sale Proceeds Used by Williams Partners to Pay Off $850 Million Term Loan and Prefund a Portion of Growth Capex

TULSA, Okla. – Williams (NYSE: WMB) today announced its financial results for the three and six months ended June 30, 2017.

Williams Summary Financial Information	2Q		YTD
Amounts in millions, except per-share amounts. Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	2017	2016	2017	2016

GAAP Measures
Cash Flow from Operations	$662	$686	$1,268	$1,469
Net income (loss)	$81	($405)	$454	($470)
Net income (loss) per share	$0.10	($0.54)	$0.55	($0.63)

Non-GAAP Measures (1)
Adjusted income from continuing operations	$108	$146	$227	$172
Adjusted income from continuing operations per share	$0.13	$0.19	$0.27	$0.23
Adjusted EBITDA	$1,113	$1,065	$2,258	$2,121
Cash Flow available for Dividends and other uses	$360	$433	$740	$862
Dividend Coverage Ratio	1.45x	0.90x	1.49x	0.90x

(1)	Schedules reconciling adjusted income from continuing operations, adjusted EBITDA, Cash Available for Dividends and Dividend Coverage Ratio (non-GAAP measures) are available at www.williams.com and as an attachment to this news release.

Second-Quarter 2017 Financial Results

Williams reported unaudited second-quarter 2017 net income attributable to Williams of $81 million, an improvement of

$486 million over second-quarter 2016. The favorable change was driven by an $869 million improvement in operating income primarily reflecting a $777 million decrease in impairments of certain assets and increased fee-based revenue from expansion projects. The decrease in impairments includes the absence of $747 million of impairments recognized in 2016 related to our former Canadian operations. These favorable changes are partially offset by unfavorable changes in income tax provision and income attributable to non-controlling interests, both driven by higher income.

Year-to-date, Williams reported unaudited net income attributable to Williams of $454 million, an improvement of $924 million over the same period in 2016. The favorable change was driven by a $1.04 billion improvement in operating income primarily reflecting a $784 million decrease in impairments of certain assets and increased fee-based revenue from expansion projects. The decrease in impairments includes the absence of the impairment charges referenced above. The improvement in net income also reflects a gain of $269 million associated with the disposition of certain equity-method investments in 2017 and the absence of $112 million of impairments of certain equity-method investments in 2016. These favorable changes are partially offset by unfavorable changes in income tax provision and income attributable to non-controlling interests, both driven by higher income. The unfavorable change in income tax provision includes a $127 million benefit associated with the expected utilization of a capital loss carryover.

Williams reported second-quarter 2017 Adjusted EBITDA of $1.113 billion, a $48 million increase over second-quarter 2016. The improvement is due primarily to $18 million increased fee-based revenues at Williams Partners and a $24 million increase in proportional EBITDA of joint ventures in the Williams Partners segment. Partially offsetting these increases were $22 million lower olefins margins in the Williams Partners segment.

Year-to-date, Williams reported Adjusted EBITDA of $2.258 billion, an increase of $137 million over the same six-month reporting period in 2016. The favorable change is primarily driven by the Williams Partners segment, which reflects $36 million lower operating and maintenance (O&M) and selling, general and administrative (SG&A) expenses, a $28 million improvement in other income and expense, and a $29 million increase in proportional EBITDA of joint ventures.

CEO Perspective

Alan Armstrong, president and chief executive officer, made the following comments:

“The second quarter demonstrated once again the long-term, sustainable benefits of our focused strategy as we recognized year-over-year growth in Adjusted EBITDA for the 15th consecutive quarter. We met or exceeded business performance expectations in Williams Partners’ remaining businesses, offset by weaker than expected performance at Geismar, which was impacted by a continuing outage and lower margins. Strong performance in the Atlantic-Gulf, coupled with expected growth for the balance of the year, gives us confidence in achieving our prior guidance on Adjusted EBITDA and DCF.

We continue to deliver on project execution as planned for 2017. So far this year, we have successfully brought into service three Transco expansion projects including the 1.2 Bcf/d Gulf Trace project, the 0.8 Bcf/d Hillabee Phase 1 project, and just this week, the 0.4 Bcf/d Dalton Expansion project. The line of sight to future growth is evident as well as we are targeting second-half 2017 in-service dates for three more fully-contracted growth projects including Virginia Southside II, New York Bay, and Garden State Phase 1.

“In addition to year-over-year fee-based revenue growth in the Atlantic-Gulf, we also saw gathered volumes in the West up approximately 4 percent versus first-quarter 2017, adjusted for the Marcellus-for-Permian transaction. While pipeline takeaway constraints continue to impact volumes in the Northeast, we remain well-positioned for volume growth as those constraints are lifted. We’re also pleased our Susquehanna and Ohio River Systems delivered year-over-year fee-based revenue growth. As we look ahead, around 97 percent of our gross margins will come from predictable fee-based sources now that we have successfully completed the sale of Geismar – reducing our commodity exposure and further strengthening our natural gas-focused strategy.

“We continue to see benefits from the reorganization of our operating areas and operational support functions such as safety and procurement. Continuous improvement in safety performance and project execution is another commitment that we are delivering on at the mid-point of 2017 and will continue to focus on as we move through the second half of the year.”

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners and Other. In September 2016, Williams announced organizational changes aiming to simplify our structure, increase direct operational alignment to advance our natural gas-focused strategy, and drive continued focus on customer service and execution. Effective, Jan. 1, 2017, Williams implemented these changes which combined the management of certain of our operations and reduced the overall number of operating areas managed within our business. As a result of this realignment and the sale of our Canadian operations, the Williams NGL & Petchem Services reporting segment has been eliminated and the remaining assets are reported with Other.

Williams	Modified and Adjusted EBITDA
	2Q 2017			2Q 2016			YTD 2017			YTD 2016
Amounts in millions	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA	Modified EBITDA	Adjust.	Adjusted EBITDA
Williams Partners	$1,076	$28	$1,104	$604	$461	$1,065	$2,208	$13	$2,221	$1,559	$566	$2,125
Other	(17)	26	9	(430)	430	—	1	36	37	(467)	463	(4)

Total	$1,059	$54	$1,113	$174	$891	$1,065	$2,209	$49	$2,258	$1,092	$1,029	$2,121

Definitions of modified EBITDA and adjusted EBITDA and schedules reconciling to net income are included in this news release.

Williams Partners Segment

Comprised of our consolidated master limited partnership, WPZ, the Williams Partners segment includes gas pipeline and midstream businesses. The gas pipeline business includes interstate natural gas pipelines and pipeline joint project investments. The midstream business provides natural gas gathering, treating, processing and compression services; NGL production, fractionation, storage, marketing and transportation; deepwater production handling and crude oil transportation services; a former olefin production business, and is comprised of several wholly owned and partially owned subsidiaries and joint project investments.

The Williams Partners segment reported second-quarter 2017 Modified EBITDA of $1.076 billion, an increase of $472 million from second-quarter 2016. Adjusted EBITDA increased $39 million to $1.104 billion. The favorable change in Modified EBITDA was driven primarily by the absence of a second-quarter 2016, $341 million impairment charge associated with Williams Partners’ now former Canadian business that was sold in September 2016. The improvement in Adjusted EBITDA is due primarily to $18 million increased fee-based revenues and a $24 million increase in proportional EBITDA of joint ventures. Partially offsetting these increases were $22 million lower olefins margins.

Year-to-date, the Williams Partners segment reported Modified EBITDA of $2.208 billion, an improvement of $649 million over the same six-month reporting period in 2016. The favorable change was driven by the absence of a second-quarter 2016, $341 million impairment charge associated with Williams Partners’ now former Canadian business that was sold in September 2016. Adjusted EBITDA increased by $96 million to $2.221 billion. The improvement in Adjusted EBITDA is due primarily to $36 million lower O&M and SG&A expenses, a $28 million improvement in other income and expense, and a $29 million increase in proportional EBITDA of joint ventures. Partially offsetting these increases were lower fee-based revenues in the West and NGL & Petchem segments.

On July 6, 2017, Williams Partners announced that it had completed the sale of all of its membership interest in the Geismar olefins production facility and associated complex. As a result of this transaction, Williams Partners expects to record a gain of approximately $1.1 billion in the third quarter of 2017.

Williams Partners’ complete financial results for second-quarter 2017 are provided in the earnings news release issued today by Williams Partners.

Other Segment

Williams’ Other segment reported second-quarter 2017 Modified EBITDA of ($17) million, an improvement of $413 million from second-quarter 2016 primarily reflecting the absence of a second-quarter 2016, $406 million impairment charge associated with its former Canadian business that was sold in September 2016. Adjusted EBITDA realized a $9 million improvement to $9 million.

Year-to-date, Williams’ Other segment reported Modified EBITDA of $1 million, an improvement of $468 million over the same six-month reporting period in 2016 primarily reflecting the absence of the previously mentioned 2016 impairment. Adjusted EBITDA realized a $41 million increase to $37 million.

Atlantic Sunrise Update

Williams Partners received notice to proceed on the mainline portion of the project, and construction activities are underway. In third-quarter 2017, the partnership expects to begin early mainline service and to receive final permits on the greenfield portion of the project. Williams Partners continues to target mid-2018 for the project’s full in-service date.

Guidance

The Guidance previously provided at our Analyst Day event on May 11, 2017, remains unchanged.

Williams’ Second-Quarter 2017 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams’ second-quarter 2017 financial results package will be posted shortly at www.williams.com. The materials will include the analyst package.

Williams and Williams Partners will host a joint Q&A live webcast on Thursday, Aug. 3 at 9:30 a.m. Eastern Daylight Time (8:30 a.m. Central Daylight Time). A limited number of phone lines will be available at (877) 419-6594. International callers should dial (719) 325-4888. The conference ID is 9171330. The link to the webcast, as well as replays of the webcast, will be available for at least 90 days following the event at www.williams.com.

Form 10-Q

The company plans to file its second-quarter 2017 Form 10-Q with the Securities and Exchange Commission (SEC) this week. Once filed, the document will be available on both the SEC and Williams websites.

Non-GAAP Measures

This news release may include certain financial measures – Adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, cash available for dividends and other uses, WMB economic DCF, dividend coverage ratio, and economic coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, Modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of Modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes these measures provide investors meaningful insight into results from ongoing operations.

Cash available for dividends and other uses is defined as cash received from our ownership in WPZ and Adjusted EBITDA from our Other segment, less interest, taxes and maintenance capital expenditures associated with our Other segment. We also calculate the ratio of cash available for dividends to the total cash dividends paid (dividend coverage ratio). This measure reflects our cash available for dividends relative to actual cash dividends paid. We further adjust these metrics to include Williams’ proportional share of WPZ’s distributable cash flow in excess of distributions, resulting in WMB economic DCF and economic coverage ratio.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Company’s assets and the cash that the business is generating.

Neither Adjusted EBITDA, adjusted income, or cash available for dividends and other uses are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams

Williams (NYSE: WMB) is a premier provider of large-scale infrastructure connecting U.S. natural gas and natural gas products to growing demand for cleaner fuel and feedstocks. Headquartered in Tulsa, Okla., Williams owns approximately 74 percent of Williams Partners L.P. (NYSE: WPZ). Williams Partners is an industry-leading, large-cap master limited partnership with operations across the natural gas value chain including gathering, processing and interstate transportation of natural gas and natural gas liquids. With major positions in top U.S. supply basins, Williams Partners owns and operates more than 33,000 miles of pipelines system wide – including the nation’s largest volume and fastest growing pipeline – providing natural gas for clean-power generation, heating and industrial use. Williams Partners’ operations touch approximately 30 percent of U.S. natural gas. www.williams.com

Forward-Looking Statements

The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included herein that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Expected levels of cash distributions by Williams Partners L.P. (WPZ) with respect to limited partner interests;

•	Levels of dividends to Williams stockholders;

•	Future credit ratings of Williams, WPZ, and their affiliates;

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Expected in-service dates for capital projects;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	Seasonality of certain business components;

•	Natural gas and natural gas liquids prices, supply and demand;

•	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied herein. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Whether WPZ will produce sufficient cash flows to provide expected levels of cash distributions;

•	Whether we are able to pay current and expected levels of dividends;

•	Whether WPZ elects to pay expected levels of cash distributions and we elect to pay expected levels of dividends;

•	Whether we will be able to effectively execute our financing plan;

•	Whether we will be able to effectively manage the transition in our board of directors and management as well as successfully execute our business restructuring;

•	Availability of supplies, including lower than anticipated volumes from third parties served by our business, and market demand;

•	Volatility of pricing including the effect of lower than anticipated energy commodity prices and margins;

•	Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•	The strength and financial resources of our competitors and the effects of competition;

•	Whether we are able to successfully identify, evaluate and timely execute our capital projects and other investment opportunities in accordance with our forecasted capital expenditures budget;

•	Our ability to successfully expand our facilities and operations;

•	Development and rate of adoption of alternative energy sources;

•	The impact of operational and developmental hazards, unforeseen interruptions, and the availability of adequate insurance coverage;

•

The impact of existing and future laws, regulations, the regulatory environment, environmental liabilities, and litigation, as well as our ability to obtain permits and achieve favorable rate proceeding outcomes;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•

Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally-recognized credit rating agencies and the availability and cost of capital;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•	Acts of terrorism, including cybersecurity threats, and related disruptions;

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth herein. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K filed with the SEC on February 22, 2017.

###

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2016					2017
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$(65)	$(405)	$61	$(15)	$(424)	$373	$81	$454

Income (loss)—diluted earnings (loss) per common share	$(.09)	$(.54)	$.08	$(.02)	$(.57)	$.45	$.10	$.55

Adjustments:

Williams Partners
Estimated minimum volume commitments	$60	$64	$70	(194)	$—	$15	$15	$30
Impairment of certain assets	—	389	—	22	411	—	—	—
Organizational realignment-related costs	—	—	—	24	24	4	6	10
Loss related to Canada disposition	—	—	32	2	34	(3)	(1)	(4)
Severance and related costs	25	—	—	12	37	9	4	13
Constitution Pipeline project development costs	—	8	11	9	28	2	6	8
Potential rate refunds associated with rate case litigation	15	—	—	—	15	—	—	—
ACMP Merger and transition-related expenses	5	—	—	—	5	—	4	4
Share of impairment at equity-method investments	—	—	6	19	25	—	—	—
Gain on asset retirement	—	—	—	(11)	(11)	—	—	—
Geismar Incident adjustment for insurance and timing	—	—	—	(7)	(7)	(9)	2	(7)
Gains from contract settlements and terminations	—	—	—	—	—	(13)	(2)	(15)
Accrual for loss contingency	—	—	—	—	—	9	—	9
Gain on early retirement of debt	—	—	—	—	—	(30)	—	(30)
Gain on sale of RGP Splitter	—	—	—	—	—	—	(12)	(12)
Expenses associated with Financial Repositioning	—	—	—	—	—	—	2	2
Expenses associated with strategic asset monetizations	—	—	—	2	2	1	4	5

Total Williams Partners adjustments	105	461	119	(122)	563	(15)	28	13

Other
Impairment of certain assets	—	406	—	8	414	—	23	23
Loss related to Canada disposition	—	—	33	(1)	32	1	—	1
Canadian PDH facility project development costs	34	11	16	—	61	—	—	—
Gain on sale of certain assets	(10)	—	—	—	(10)	—	—	—
Expenses associated with strategic alternatives	6	13	21	7	47	1	3	4
Other ACMP Merger and transition-related expenses	2	—	—	—	2	—	—	—
Severance and related costs	1	—	—	4	5	—	—	—
Expenses associated with Financial Repositioning	—	—	—	—	—	8	—	8

Total Other adjustments	33	430	70	18	551	10	26	36

Adjustments included in Modified EBITDA	138	891	189	(104)	1,114	(5)	54	49

Adjustments below Modified EBITDA
Impairment of equity-method investments—Williams Partners	112	—	—	318	430	—	—	—
Gain on disposition of equity-method investment—Williams Partners	—	—	(27)	—	(27)	(269)	—	(269)
Interest expense related to potential rate refunds associated with rate case litigation—Williams Partners	3	—	—	—	3	—	—	—
Accelerated depreciation related to reduced salvage value of certain assets—Williams Partners	—	—	—	4	4	—	—	—
Change in depreciable life associated with organizational realignment—Williams Partners	—	—	—	(16)	(16)	(7)	—	(7)
Interest income on receivable from sale of Venezuela assets—Other	(18)	(18)	—	—	(36)	—	—	—
Allocation of adjustments to noncontrolling interests	(83)	(154)	(41)	(76)	(354)	77	(10)	67

	14	(172)	(68)	230	4	(199)	(10)	(209)
Total adjustments	152	719	121	126	1,118	(204)	44	(160)
Less tax effect for above items	(61)	(202)	(39)	19	(283)	77	(17)	60

Adjustments for tax-related items (1)	—	34	5	—	39	(127)	—	(127)

Adjusted income available to common stockholders	$26	$146	$148	$130	$450	$119	$108	$227

Adjusted diluted earnings per common share (2)	$.03	$.19	$.20	$.17	$.60	$.14	$.13	$.27

Weighted-average shares—diluted (thousands)	751,040	751,297	751,858	752,818	751,761	826,476	828,575	827,531

(1)	The second and third quarters of 2016 include a favorable adjustment related to the reversal of a cumulative anticipatory foreign tax credit. The first quarter of 2017 includes an unfavorable adjustment related to the release of a valuation allowance.
(2)	The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2016					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Net income (loss)	$(13)	$(505)	$131	$37	$(350)	$569	$193	$762
Provision (benefit) for income taxes	2	(145)	69	49	(25)	37	65	102
Interest expense	291	298	297	293	1,179	280	271	551
Equity (earnings) losses	(97)	(101)	(104)	(95)	(397)	(107)	(125)	(232)
Impairment of equity-method investments	112	—	—	318	430	—	—	—
Other investing (income) loss—net	(18)	(18)	(28)	1	(63)	(272)	(2)	(274)
Proportional Modified EBITDA of equity-method investments	189	191	194	180	754	194	215	409
Depreciation and amortization expenses	445	446	435	437	1,763	442	433	875
Accretion for asset retirement obligations associated with nonregulated operations	7	8	9	7	31	7	9	16

Modified EBITDA	$918	$174	$1,003	$1,227	$3,322	$1,150	$1,059	$2,209

Williams Partners	$955	$604	$1,070	$1,235	$3,864	$1,132	$1,076	$2,208
Other	(37)	(430)	(67)	(8)	(542)	18	(17)	1

Total Modified EBITDA	$918	$174	$1,003	$1,227	$3,322	$1,150	$1,059	$2,209

Adjustments included in Modified EBITDA (1):
Williams Partners	$105	$461	$119	$(122)	$563	$(15)	$28	$13
Other	33	430	70	18	551	10	26	36

Total Adjustments included in Modified EBITDA	$138	$891	$189	$(104)	$1,114	$(5)	$54	$49

Adjusted EBITDA:
Williams Partners	$1,060	$1,065	$1,189	$1,113	$4,427	$1,117	$1,104	$2,221
Other	(4)	—	3	10	9	28	9	37

Total Adjusted EBITDA	$1,056	$1,065	$1,192	$1,123	$4,436	$1,145	$1,113	$2,258

(1)	Adjustments by segment are detailed in the “Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income,” which is also included in these materials.

Dividend Coverage Ratio

(UNAUDITED)

	2016					2017
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Distributions from WPZ (accrued / “as declared” basis) (1)	$513	$513	$522	$597	$2,145	$421	$421	$842

Other Segment Adjusted EBITDA (2)	(14)	(12)	(13)	(4)	(43)	28	9	37
Corporate interest	(66)	(67)	(68)	(67)	(268)	(66)	(65)	(131)

Subtotal	433	434	441	526	1,834	383	365	748
WMB cash tax rate	0%	-1%	0%	1%	0%	0%	0%	0%
WMB cash taxes (excludes cash taxes paid by WPZ)	2	3	—	(7)	(2)	—	—	—
Other Segment Maintenance Capital	(6)	(4)	—	(1)	(11)	(3)	(5)	(8)

WMB cash available for dividends and other uses (3)	$429	$433	$441	$518	$1,821	$380	$360	$740
WMB dividends paid	(480)	(481)	(150)	(150)	(1,261)	(248)	(248)	(496)

Excess cash available after dividends	$(51)	$(48)	$291	$368	$560	$132	$112	$244
Dividend per share	$0.6400	$0.6400	$0.2000	$0.2000	$1.6800	$0.3000	$0.3000	$0.6000
Coverage ratio (1)(4)	0.89	0.90	2.94	3.45	1.44	1.53	1.45	1.49

(1)	Cash distributions for the first quarter of 2016 was increased by $10 million in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios. Cash distributions for the third quarter of 2016 was increased by $150 million in order to exclude the impact of the IDR waiver associated with the sale of the Canadian operations.
(2)	For periods prior to 2017, includes only former Williams NGL & Petchem Services segment.
(3)	As previously announced, effective with the third quarter of 2016, Williams reduced its regular dividend from $0.64 per share to $0.20 per share to support Williams’ plan to reinvest a portion of the cash available for dividends and other uses into Williams Partners. Effective with the first quarter of 2017, Williams increased its regular dividend from $0.20 per share to $0.30 per share as part of the Financial Repositioning announced in the first quarter of 2017.
(4)	WMB cash available for dividends and other uses / WMB dividends paid.

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

June 30, 2017

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2016					2017
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$(65)	$(405)	$61	$(15)	$(424)	$373	$81	$454

Income (loss)—diluted earnings (loss) per common share	$(.09)	$(.54)	$.08	$(.02)	$(.57)	$.45	$.10	$.55

Adjustments:

Williams Partners
Estimated minimum volume commitments	$60	$64	$70	(194)	$—	$15	$15	$30
Impairment of certain assets	—	389	—	22	411	—	—	—
Organizational realignment-related costs	—	—	—	24	24	4	6	10
Loss related to Canada disposition	—	—	32	2	34	(3)	(1)	(4)
Severance and related costs	25	—	—	12	37	9	4	13
Constitution Pipeline project development costs	—	8	11	9	28	2	6	8
Potential rate refunds associated with rate case litigation	15	—	—	—	15	—	—	—
ACMP Merger and transition costs	5	—	—	—	5	—	4	4
Share of impairment at equity-method investments	—	—	6	19	25	—	—	—
Gain on asset retirement	—	—	—	(11)	(11)	—	—	—
Geismar Incident adjustment for insurance and timing	—	—	—	(7)	(7)	(9)	2	(7)
Gains from contract settlements and terminations	—	—	—	—	—	(13)	(2)	(15)
Accrual for loss contingency	—	—	—	—	—	9	—	9
Gain on early retirement of debt	—	—	—	—	—	(30)	—	(30)
Gain on sale of RGP Splitter	—	—	—	—	—	—	(12)	(12)
Expenses associated with Financial Repositioning	—	—	—	—	—	—	2	2
Expenses associated with strategic asset monetizations	—	—	—	2	2	1	4	5

Total Williams Partners adjustments	105	461	119	(122)	563	(15)	28	13

Other
Impairment of certain assets	—	406	—	8	414	—	23	23
Loss related to Canada disposition	—	—	33	(1)	32	1	—	1
Canadian PDH facility project development costs	34	11	16	—	61	—	—	—
Gain on sale of certain assets	(10)	—	—	—	(10)	—	—	—
Expenses associated with strategic alternatives	6	13	21	7	47	1	3	4
ACMP Merger and transition costs	2	—	—	—	2	—	—	—
Severance and related costs	1	—	—	4	5	—	—	—
Expenses associated with Financial Repositioning	—	—	—	—	—	8	—	8

Total Other adjustments	33	430	70	18	551	10	26	36

Adjustments included in Modified EBITDA	138	891	189	(104)	1,114	(5)	54	49

Adjustments below Modified EBITDA
Impairment of equity-method investments—Williams Partners	112	—	—	318	430	—	—	—
Gain on disposition of equity-method investment—Williams Partners	—	—	(27)	—	(27)	(269)	—	(269)
Interest expense related to potential rate refunds associated with rate case litigation—Williams Partners	3	—	—	—	3	—	—	—
Accelerated depreciation related to reduced salvage value of certain assets—Williams Partners	—	—	—	4	4	—	—	—
Change in depreciable life associated with organizational realignment—Williams Partners	—	—	—	(16)	(16)	(7)	—	(7)
Interest income on receivable from sale of Venezuela assets—Other	(18)	(18)	—	—	(36)	—	—	—
Allocation of adjustments to noncontrolling interests	(83)	(154)	(41)	(76)	(354)	77	(10)	67

	14	(172)	(68)	230	4	(199)	(10)	(209)
Total adjustments	152	719	121	126	1,118	(204)	44	(160)
Less tax effect for above items	(61)	(202)	(39)	19	(283)	77	(17)	60

Adjustments for tax-related items (1)	—	34	5	—	39	(127)	—	(127)

Adjusted income available to common stockholders	$26	$146	$148	$130	$450	$119	$108	$227

Adjusted diluted earnings per common share (2)	$.03	$.19	$.20	$.17	$.60	$.14	$.13	$.27

Weighted-average shares—diluted (thousands)	751,040	751,297	751,858	752,818	751,761	826,476	828,575	827,531

(1)	The second and third quarters of 2016 include a favorable adjustment related to the reversal of a cumulative anticipatory foreign tax credit. The first quarter of 2017 includes an unfavorable adjustment related to the release of a valuation allowance.
(2)	The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Operations

(UNAUDITED)

	2016					2017
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues	$1,229	$1,202	$1,247	$1,493	$5,171	$1,261	$1,282	$2,543
Product sales	431	534	658	705	2,328	727	642	1,369

Total revenues	1,660	1,736	1,905	2,198	7,499	1,988	1,924	3,912

Costs and expenses:
Product costs	318	401	461	545	1,725	579	537	1,116
Operating and maintenance expenses	391	394	394	401	1,580	368	389	757
Depreciation and amortization expenses	445	446	435	437	1,763	442	433	875
Selling, general, and administrative expenses	221	158	177	167	723	161	153	314
Net insurance recoveries—Geismar Incident	—	—	—	(7)	(7)	(9)	2	(7)
Impairment of certain assets	8	802	1	62	873	1	25	26
Other (income) expense—net	15	23	92	12	142	13	4	17

Total costs and expenses	1,398	2,224	1,560	1,617	6,799	1,555	1,543	3,098

Operating income (loss)	262	(488)	345	581	700	433	381	814
Equity earnings (losses)	97	101	104	95	397	107	125	232
Impairment of equity-method investments	(112)	—	—	(318)	(430)	—	—	—
Other investing income (loss)—net	18	18	28	(1)	63	272	2	274
Interest incurred	(306)	(306)	(304)	(301)	(1,217)	(287)	(280)	(567)
Interest capitalized	15	8	7	8	38	7	9	16
Other income (expense)—net	15	17	20	22	74	74	21	95

Income (loss) before income taxes	(11)	(650)	200	86	(375)	606	258	864
Provision (benefit) for income taxes	2	(145)	69	49	(25)	37	65	102

Net income (loss)	(13)	(505)	131	37	(350)	569	193	762
Less: Net income (loss) attributable to noncontrolling interests	52	(100)	70	52	74	196	112	308

Net income (loss) attributable to The Williams Companies, Inc.	$(65)	$(405)	$61	$(15)	$(424)	$373	$81	$454

Diluted earnings (loss) per common share:
Net income (loss) (1)	$(.09)	$(.54)	$.08	$(.02)	$(.57)	$.45	$.10	$.55
Weighted-average number of shares (thousands)	750,322	750,649	751,858	750,954	750,673	826,476	828,575	827,531
Common shares outstanding at end of period (thousands)	750,484	750,599	750,757	750,934	750,934	826,239	826,398	826,398
Market price per common share (end of period)	$16.07	$21.63	$30.73	$31.14	$31.14	$29.59	$30.28	$30.28
Cash dividends declared per share	$.64	$.64	$.20	$.20	$1.68	$.30	$.30	$0.60

(1)	The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of Non-GAAP “Modified EBITDA” to Non-GAAP “Adjusted EBITDA”

(UNAUDITED)

	2016					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Net income (loss)	$(13)	$(505)	$131	$37	$(350)	$569	$193	$762
Provision (benefit) for income taxes	2	(145)	69	49	(25)	37	65	102
Interest expense	291	298	297	293	1,179	280	271	551
Equity (earnings) losses	(97)	(101)	(104)	(95)	(397)	(107)	(125)	(232)
Impairment of equity-method investments	112	—	—	318	430	—	—	—
Other investing (income) loss—net	(18)	(18)	(28)	1	(63)	(272)	(2)	(274)
Proportional Modified EBITDA of equity-method investments	189	191	194	180	754	194	215	409
Depreciation and amortization expenses	445	446	435	437	1,763	442	433	875
Accretion for asset retirement obligations associated with nonregulated operations	7	8	9	7	31	7	9	16

Modified EBITDA	$918	$174	$1,003	$1,227	$3,322	$1,150	$1,059	$2,209

Williams Partners	$955	$604	$1,070	$1,235	$3,864	$1,132	$1,076	$2,208
Other	(37)	(430)	(67)	(8)	(542)	18	(17)	1

Total Modified EBITDA	$918	$174	$1,003	$1,227	$3,322	$1,150	$1,059	$2,209

Adjustments included in Modified EBITDA (1):
Williams Partners	$105	$461	$119	$(122)	$563	$(15)	$28	$13
Other	33	430	70	18	551	10	26	36

Total Adjustments included in Modified EBITDA	$138	$891	$189	$(104)	$1,114	$(5)	$54	$49

Adjusted EBITDA:
Williams Partners	$1,060	$1,065	$1,189	$1,113	$4,427	$1,117	$1,104	$2,221
Other	(4)	—	3	10	9	28	9	37

Total Adjusted EBITDA	$1,056	$1,065	$1,192	$1,123	$4,436	$1,145	$1,113	$2,258

(1)	Adjustments by segment are detailed in the “Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income,” which is also included in these materials.

Williams Partners

(UNAUDITED)

	2016					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Revenues:
Service revenues	$1,226	$1,210	$1,252	$1,485	$5,173	$1,256	$1,277	$2,533
Product sales	428	530	655	705	2,318	727	642	1,369

Total revenues	1,654	1,740	1,907	2,190	7,491	1,983	1,919	3,902
Segment costs and expenses:
Product costs	317	403	463	545	1,728	579	537	1,116
Operating and maintenance expenses	374	379	377	386	1,516	353	376	729
Selling, general, and administrative expenses	181	139	147	163	630	156	154	310
Net insurance recoveries—Geismar Incident	—	—	—	(7)	(7)	(9)	2	(7)
Impairment of certain assets	6	396	1	54	457	1	2	3
Other segment costs and expenses	10	10	43	(6)	57	(35)	(13)	(48)

Total segment costs and expenses	888	1,327	1,031	1,135	4,381	1,045	1,058	2,103
Proportional Modified EBITDA of equity-method investments	189	191	194	180	754	194	215	409

Modified EBITDA	955	604	1,070	1,235	3,864	1,132	1,076	2,208
Adjustments	105	461	119	(122)	563	(15)	28	13

Adjusted EBITDA	$1,060	$1,065	$1,189	$1,113	$4,427	$1,117	$1,104	$2,221

Statistics for Operated Assets
Interstate Transmission
Throughput (Tbtu)	1,132.8	983.9	1,040.0	1,073.1	4,229.8	1,158.1	1,053.0	2,211.1
Avg. daily transportation volumes (Tbtu)	12.5	10.8	11.3	11.7	11.6	12.8	11.6	12.2
Avg. daily firm reserved capacity (Tbtu)	15.0	14.5	14.6	14.7	14.7	15.8	16.2	16.0

Gathering and Processing
Gathering volumes (Bcf per day)—Consolidated (1)	8.24	8.13	8.39	8.21	8.25	7.86	7.98	7.92
Gathering volumes (Bcf per day)—Non-consolidated (2)	3.74	3.69	3.67	3.80	3.73	4.10	4.12	4.11
Plant inlet natural gas volumes (Bcf per day)—Consolidated (1)	3.46	3.40	3.66	3.47	3.50	2.92	2.98	2.95
Plant inlet natural gas volumes (Bcf per day)—Non-consolidated (2)	0.56	0.54	0.60	0.60	0.57	0.54	0.53	0.54

Consolidated (1)
Ethane margin ($/gallon)	$.08	$.02	$.06	$—	$.04	$.03	$.01	$.02
Non-ethane margin ($/gallon)	$.20	$.36	$.25	$.39	$.29	$.45	$.41	$.43
NGL margin ($/gallon)	$.15	$.20	$.18	$.27	$.20	$.33	$.25	$.29

Ethane equity sales (Mbbls/d)	22	26	23	15	22	11	17	14
Non-ethane equity sales (Mbbls/d)	35	29	40	34	34	29	26	28

NGL equity sales (Mbbls/d)	57	55	63	49	56	40	43	42

Ethane production (Mbbls/d)	49	61	56	48	54	40	53	47
Non-ethane production (Mbbls/d)	103	100	120	107	108	90	93	92

NGL production (Mbbls/d)	152	161	176	155	162	130	146	139

Non-consolidated (2)
NGL equity sales (Mbbls/d)	5	5	5	5	5	5	4	5
NGL production (Mbbls/d)	17	19	21	21	20	21	22	22

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	423	391	419	405	1,638	266	300	566
Geismar ethylene margin ($/lb) (3)	$.13	$.15	$.21	$.15	$.16	$.19	$.13	$.16
Canadian propylene sales volumes (million lbs)	33	8	46	—	87	—	—	—
Canadian alky feedstock sales volumes (million gallons)	7	2	6	—	15	—	—	—

Overland Pipeline Company (2)
NGL transportation volumes (Mbbls)	16,814	18,410	18,535	18,078	71,837	18,338	20,558	38,896

(1)	Excludes volumes associated with equity-method investments that are not consolidated for financial reporting purposes.
(2)	Includes 100% of the volumes associated with operated equity-method investments.
(3)	Ethylene margin and ethylene margin per pound are calculated using financial results determined in accordance with GAAP, which include realized ethylene sales prices and ethylene COGS. Realized sales and COGS per unit metrics may vary from publicly quoted market indices or spot prices due to various factors, including, but not limited to, basis differentials, transportation costs, contract provisions, and inventory accounting methods.

Capital Expenditures and Investments

(UNAUDITED)

	2016					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Capital expenditures:
Williams Partners	$463	$518	$491	$472	$1,944	$509	$540	$1,049
Other	50	38	17	2	107	2	5	7

Total (1)	$513	$556	$508	$474	$2,051	$511	$545	$1,056

Purchases of investments:
Williams Partners	$63	$59	$10	$45	$177	$52	$27	$79
Other	—	—	—	—	—	—	—	—

Total	$63	$59	$10	$45	$177	$52	$27	$79

Summary:
Williams Partners	$526	$577	$501	$517	$2,121	$561	$567	$1,128
Other	50	38	17	2	107	2	5	7

Total	$576	$615	$518	$519	$2,228	$563	$572	$1,135

Capital expenditures incurred and purchases of investments:
Increases to property, plant, and equipment	$525	$495	$448	$444	$1,912	$569	$591	$1,160
Purchases of investments	63	59	10	45	177	52	27	79

Total	$588	$554	$458	$489	$2,089	$621	$618	$1,239

(1) Increases to property, plant, and equipment	$525	$495	$448	$444	$1,912	$569	$591	$1,160
Changes in related accounts payable and accrued liabilities	(12)	61	60	30	139	(58)	(46)	$(104)

Capital expenditures	$513	$556	$508	$474	$2,051	$511	$545	$1,056

Depreciation and Amortization and Other Selected Financial Data

(UNAUDITED)

	2016					2017
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Depreciation and amortization:
Williams Partners	$435	$432	$426	$427	$1,720	$433	$423	$856
Other	10	14	9	10	43	9	10	19

Total	$445	$446	$435	$437	$1,763	$442	$433	$875

Other selected financial data:
Cash and cash equivalents	$164	$135	$77	$170		$639	$1,918
Total assets	$48,807	$48,124	$47,288	$46,835		$47,512	$48,770
Capital structure:
Debt
Commercial paper	$135	$196	$2	$93		$—	$—
Current	$976	$786	$785	$785		$—	$1,951
Noncurrent	$23,701	$24,394	$23,932	$22,624		$21,825	$21,325
Stockholders’ equity	$5,691	$4,830	$4,860	$4,643		$8,444	$8,306
Debt to debt-plus-stockholders’ equity ratio	81.3%	84.0%	83.6%	83.5%		72.1%	73.7%

Cash distributions received from interests in:
Williams Partners L.P.
General partner	$15	$216	$224	$78	$533	$—	$—	$—
Limited partner	289	288	289	295	1,161	597	421	1,018

	$304	$504	$513	$373	$1,694	$597	$421	$1,018

Dividend Coverage Ratio

(UNAUDITED)

	2016					2017
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	Year
Distributions from WPZ (accrued / “as declared” basis) (1)	$513	$513	$522	$597	$2,145	$421	$421	$842

Other Segment Adjusted EBITDA (2)	(14)	(12)	(13)	(4)	(43)	28	9	37
Corporate interest	(66)	(67)	(68)	(67)	(268)	(66)	(65)	(131)

Subtotal	433	434	441	526	1,834	383	365	748
WMB cash tax rate	0%	-1%	0%	1%	0%	0%	0%	0%
WMB cash taxes (excludes cash taxes paid by WPZ)	2	3	—	(7)	(2)	—	—	—
Other Segment Maintenance Capital	(6)	(4)	—	(1)	(11)	(3)	(5)	(8)

WMB cash available for dividends and other uses (3)	$429	$433	$441	$518	$1,821	$380	$360	$740
WMB dividends paid	(480)	(481)	(150)	(150)	(1,261)	(248)	(248)	(496)

Excess cash available after dividends	$(51)	$(48)	$291	$368	$560	$132	$112	$244
Dividend per share	$0.6400	$0.6400	$0.2000	$0.2000	$1.6800	$0.3000	$0.3000	$0.6000
Coverage ratio (1)(4)	0.89	0.90	2.94	3.45	1.44	1.53	1.45	1.49

(1)	Cash distributions for the first quarter of 2016 was increased by $10 million in order to exclude the impact of the IDR waiver associated with the WPZ merger termination fee from the determination of coverage ratios. Cash distributions for the third quarter of 2016 was increased by $150 million in order to exclude the impact of the IDR waiver associated with the sale of the Canadian operations.
(2)	For periods prior to 2017, includes only former Williams NGL & Petchem Services segment.
(3)	As previously announced, effective with the third quarter of 2016, Williams reduced its regular dividend from $0.64 per share to $0.20 per share to support Williams’ plan to reinvest a portion of the cash available for dividends and other uses into Williams Partners. Effective with the first quarter of 2017, Williams increased its regular dividend from $0.20 per share to $0.30 per share as part of the Financial Repositioning announced in the first quarter of 2017.
(4)	WMB cash available for dividends and other uses / WMB dividends paid.